EXHIBIT 99.1
**FOR IMMEDIATE RELEASE**
Saia, Inc. Reports First Quarter 2008 Results
Revenues were $249.3 million, an increase of 8% over prior-year quarter
JOHNS CREEK, Ga. — April 25, 2008 — Saia, Inc. (NASDAQ: SAIA), a leading multi-regional less-than-truckload (LTL) carrier, today reported first-quarter 2008 results.
First Quarter 2008 Results Compared to First Quarter 2007
•	Revenues were $249.3 million, an increase of 8 percent over the prior-year quarter.

•	Operating income was $2.0 million compared to $7.1 million in the prior -year quarter which included $2.4 million in integration charges.

•	Net loss per share was $0.06. Earnings per share in the prior-year quarter were $0.21.

•	Operating ratio was 99.2 vs. 97.0 in the prior-year quarter.

•	LTL tonnage was down 4.4 percent from prior-year as LTL shipments were down 3.0 percent with a 1.5 percent reduction in weight per shipment.

•	LTL yield was up 12 percent for the quarter primarily due to longer average length of haul and the impact of higher fuel surcharges.
First quarter margins declined primarily due to pricing pressure, tonnage softness, unprecedented fuel prices, severe weather and higher costs. The rapid increase in fuel prices, rising faster than the fuel surcharge, negatively impacted first quarter results by approximately $1.3 million, or $0.06 per share. We estimate the impact of unusually severe winter weather reduced earnings by approximately $0.02 per share.
Historically, the company’s first quarter is the weakest due to lower seasonality of demand and the potential for adverse weather; therefore, we believe results of first-quarter operations will not be indicative of full year results.
“We are operating in a difficult economic environment with weak tonnage demand, increasing price competition and escalating fuel prices which continue to pressure margins. We are managing through this challenging environment with our targeted sales and marketing programs to build density while continuing to pursue engineered cost and efficiency initiatives” said Rick O’Dell, president and chief executive officer.
“In these uncertain economic conditions, Saia remains committed to service, effective yield management and cost initiatives required to achieve long term benefits for our customers and shareholders,” O’Dell said.
Financial Position and Capital Expenditures
Total debt was $185.3 million at March 31, 2008. Net the Company’s $5.3 million cash balance at quarter end, net debt to total capital was 47.4 percent.
Net capital expenditures from continuing operations for the first three months of 2008 were $13 million. This compares to $21 million in the prior-year quarter.

Saia, Inc. First-Quarter 2008 Results

Conference Call
The Company will hold a conference call to discuss these results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 1-877-558-9192 or dial 706-758-1748 for international calls and using conference ID # 42550253. Callers should dial in five to 10 minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saia.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through May 1, 2008. The replay is available by dialing 1-800-642-1687 or 706-645-9291.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 34 states. With headquarters in Georgia and a network of 152 terminals, Saia employs 8,300 people. For more information, visit the Investor Relations section at www.saia.com.
The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; integration risks; indemnification obligations associated with the sale of Jevic Transportation, Inc.; the effect of ongoing litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; labor relations; effectiveness of company-specific performance improvement initiatives; competitive initiatives and pricing pressures, including in connection with fuel surcharges; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
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Saia, Inc. First-Quarter 2008 Results

CONTACT:	Saia, Inc.
Renée McKenzie, Treasurer
RMcKenzie@Saia.com
678.542.3910

Saia, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,332	$6,656
Accounts receivable	116,352	107,116
Prepaid expenses and other	42,577	37,837

Total current assets	164,261	151,609

PROPERTY AND EQUIPMENT:
Cost	607,905	596,357
Less: Accumulated depreciation	236,732	227,585

Net property and equipment	371,173	368,772

GOODWILL AND OTHER ASSETS	40,118	40,202

Total assets	$575,552	$560,583

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and checks outstanding	$40,107	$42,732
Wages and employees’ benefits	34,652	32,862
Other current liabilities	39,023	38,138
Current portion of long-term debt	12,793	12,793

Total current liabilities	126,575	126,525

OTHER LIABILITIES:
Long-term debt	172,532	160,052
Deferred income taxes	54,661	55,961
Claims, insurance and other	21,897	17,393

Total other liabilities	249,090	233,406

SHAREHOLDERS’ EQUITY:
Common stock	13	13
Additional paid-in capital	170,563	170,260
Treasury stock	—	—
Deferred compensation trust	(2,819)	(2,584)
Retained earnings	32,130	32,963

Total shareholders’ equity	199,887	200,652

Total liabilities and shareholders’ equity	$575,552	$560,583

Saia, Inc.
Consolidated Statements of Operations
For the Quarter Ended March 31, 2008 and 2007
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter
	2008	2007
OPERATING REVENUE	$249,329	$231,827

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	133,347	129,804
Purchased transportation	18,983	16,167
Fuel, operating expenses and supplies	66,474	50,394
Operating taxes and licenses	8,963	8,321
Claims and insurance	9,444	8,799
Depreciation and amortization	10,167	9,020
Operating gains, net	(31)	(165)
Integration charges	—	2,427

Total operating expenses	247,347	224,767

OPERATING INCOME	1,982	7,060

NONOPERATING EXPENSES:
Interest expense	3,186	2,204
Other, net	97	(152)

Nonoperating expenses, net	3,283	2,052

INCOME (LOSS) BEFORE INCOME TAXES	(1,301)	5,008
Income tax provision (benefit)	(468)	1,985

NET INCOME (LOSS)	(833)	3,023

Average common shares outstanding — basic	13,299	14,237

Average common shares outstanding — diluted	13,435	14,493

Basic earnings (loss) per share	$(0.06)	$0.21
Diluted earnings (loss) per share	$(0.06)	$0.21

Saia, Inc.
Condensed Consolidated Statements of Cash Flows
For the Quarter Ended March 31, 2008 and 2007
(Amounts in thousands)
(Unaudited)

	2008	2007
OPERATING ACTIVITIES:
Net cash from (used in) operating activities-continuing operations	$(360)	$3,927
Net cash used in operating activities-discontinued operations	—	(117)

Net cash from (used in) operating activities	(360)	3,810

INVESTING ACTIVITIES:
Acquisition of property and equipment	(13,530)	(20,863)
Proceeds from disposal of property and equipment	104	319
Acquisition of business	—	(2,344)

Net cash used in investing activities	(13,426)	(22,888)

FINANCING ACTIVITIES:
Proceeds from long-term debt	25,000	21,013
Repayment of long-term debt	(12,538)	(469)
Repurchase of common stock	—	(5,408)
Proceeds from stock option exercises	—	241

Net cash from financing activities	12,462	15,377

NET DECREASE IN CASH & CASH EQUIVALENTS	(1,324)	(3,701)
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	6,656	10,669

CASH & CASH EQUIVALENTS, END OF PERIOD	$5,332	$6,968

Saia, Inc.
Financial Information
For the Quarter Ended March 31, 2008 and 2007
(Amounts in thousands)
(Unaudited)

					First Quarter
		First Quarter			Amount/Workday
				%			%
		2008	2007	Change	2008	2007	Change
Workdays					64	64
Operating ratio		99.2	97.0
Operating ratio excluding integration charges (1)		99.2	95.9
F/S Revenue	LTL	231,619	215,838	7.3	3,619.0	3,372.5	7.3
	TL	17,710	15,989	10.8	276.7	249.8	10.8
	Total	249,329	231,827	7.5	3,895.8	3,622.3	7.5
Revenue excluding	LTL	231,542	216,331	7.0	3,617.8	3,380.2	7.0
revenue recognition	TL	17,705	16,026	10.5	276.6	250.4	10.5
adjustment	Total	249,247	232,357	7.3	3,894.5	3,630.6	7.3
Tonnage	LTL	913	955	(4.4)	14.27	14.93	(4.4)
	TL	187	176	5.8	2.92	2.76	5.8
	Total	1,100	1,131	(2.8)	17.19	17.69	(2.9)
Shipments	LTL	1,653	1,704	(3.0)	25.83	26.63	(3.0)
	TL	25	24	3.2	0.39	0.38	3.2
	Total	1,678	1,728	(2.9)	26.22	27.00	(2.9)
Revenue/cwt.	LTL	12.68	11.32	12.0
	TL	4.74	4.54	4.4
	Total	11.33	10.26	10.4
Revenue/shipment	LTL	140.05	126.92	10.3
	TL	710.74	664.10	7.0
	Total	148.52	134.42	10.5
Pounds/shipment	LTL	1,105	1,121	(1.5)
	TL	14,989	14,620	2.5
	Total	1,311	1,310	0.1
(1) — Integration charges were incurred in 2007 and consist of employee retention and stay bonuses, communications, re-logoing the fleet of The Connection and Madison Freight Systems, technology integration and other items in connection with the integration of the operations of The Connection and Madison Freight Systems. Management believes that excluding these charges more accurately reflects the core operating performance of Saia.